SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               ------------------


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                          Date of Report: July 31, 1999
                        (Date of Earliest Event Reported)



                            ELCOM INTERNATIONAL, INC.
             (Exact Name of Registrant as Specified in its Charter)



             Delaware                   0-27376                   04-3175156
    ----------------------------      -------------          -------------------
    (State or Other Jurisdiction      (Commission            (I. R. S.  Employer
         of Incorporation) F           File Number)          Identification No.)


                   10 Oceana Way, Norwood, Massachusetts 02062
               ---------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


        Registrant's telephone number, including area code (781) 440-3333

Item 2.   Acquisition or Disposition of Assets
----------------------------------------------

On July 31, 1999, Elcom International, Inc. (the "Company") completed the sale of the substantial majority of its United Kingdom remarketer group operations. Generally, the Company sold its United Kingdom field-based sales operation, its professional services organization, its distribution business, and specified inventory and fixed assets. The transaction is structured as a sale of assets pursuant to an Agreement for the Sale and Purchase of the Various Businesses and Assets of Elcom Holdings Limited (the "Agreement"). Elcom Holdings Limited ("Elcom Limited") and Elcom Group Limited, indirect United Kingdom subsidiaries of the Company, are the primary parties to the Agreement, and the Company has guaranteed the various obligations of its subsidiaries pursuant to the
Agreement. The disposed businesses accounted for approximately 75% of the Company's United Kingdom revenues and 67% of its United Kingdom operating income in 1998 and the first six months of 1999 (excluding the asset impairment charge described below). The Company recorded total revenues related to its United Kingdom operations of $147 million in the first half of 1999, $159 million in the first half of 1998, and $314 million in calendar 1998. The Company has retained its United Kingdom telemarketing group, which it intends to evolve towards an Internet-based storefront business similar to the business conducted by elcom.com, inc., the Company's wholly-owned eBusiness subsidiary in the United States. The Company also plans to use the retained business as the platform from which it will market PECOS Procurement Manager, elcom.com's Internet-based automated procurement system. The acquirer, Specialist Computer Holdings Limited ("SCH"), is expected to employ approximately 300 of the Company's 450 United Kingdom personnel, and has assumed the lease of the
Company's Langley facility and has an option to assume the lease of the Company's Glasgow facility; however, the Company is retaining substantially all other balance sheet assets and liabilities of the disposed businesses. Accordingly, the Company is responsible for severance liabilities, and subleasing excess facilities, as well as realizing inventory and excess fixed assets no longer required to operate the retained portion of the business. The Agreement anticipates that Elcom Limited will enter into a non-exclusive three-year contract for SCH to act as Elcom Limited's preferred product supplier in the United Kingdom.


Based on the sale price of approximately $12 million (excluding inventory sold of approximately $6.4 million) and the Company's estimates of incremental liabilities associated with the sale transaction, the Company has recorded an asset impairment charge against goodwill of $22.6 million in the second quarter of 1999 to reduce the carrying value of its United Kingdom assets to estimated net realizable value. Accordingly, although the Company's estimates are subject to revision based on actual events, the sale transaction is not expected to result in a gain or loss being reported by the Company in the third quarter of 1999.

In conjunction with this transaction, the Company now intends to relocate its United Kingdom headquarter functions from Langley, Berkshire to Slough, Berkshire. Except as described above, there are no material relationships between the Company and SCH, the SCH shareholders or any of their respective affiliates, directors or officers.

Item 7.   Financial Statements and Exhibits.
--------------------------------------------

(b)     Pro Forma Financial Information.
        --------------------------------
        The following unaudited pro forma condensed consolidated financial statements are filed with this report:

           Unaudited Pro Forma Condensed Consolidated Financial Statements of Elcom International, Inc. and Subsidiaries - Overview - Page F-1

           Unaudited Pro Forma Condensed Consolidated Balance Sheet of Elcom International, Inc. and Subsidiaries as of June 30, 1999 - Page F-2

           Unaudited Pro Forma Condensed Consolidated Statements of Operations of Elcom International, Inc. and Subsidiaries for the year ended December 31, 1998 and the six-month interim period ended June 30, 1999 - Pages F-3 and F-4


(c)     Exhibits
        --------
   Exhibit No.
   -----------

       2.1 Agreement for the sale and purchase of the various businesses and assets of Elcom Holdings Limited dated 31 July 1999.

                                   SIGNATURES


               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                           ELCOM INTERNATIONAL, INC.



                                           /s/ Laurence F. Mulhern
                                           -----------------------------
                                           Laurence F. Mulhern
                                           Chief Financial Officer and Treasurer


DATE:  August 13, 1999

              PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                   ELCOM INTERNATIONAL, INC. AND SUBSIDIARIES
                                   (UNAUDITED)



OVERVIEW

On July 31, 1999, Elcom International, Inc. (the "Company") completed the sale of the substantial majority of its United Kingdom remarketer operations. Elcom Holdings Limited and Elcom Group Limited, indirect United Kingdom subsidiaries of the Company, are the primary parties to the Agreement for the Sale and Purchase of the Various Businesses and Assets of Elcom Holdings Limited (the "Agreement"). Specialist Computer Holdings Limited is the acquirer and the Company has guaranteed the various obligations of its subsidiaries in conjunction with the transaction. The transaction is structured as an asset sale whereby the Company sold its United Kingdom field-based sales operation, its professional services organization, its distribution business, and specified inventory and fixed assets. The acquirer is expected to employ approximately 300 of the Company's 450 United Kingdom personnel and has assumed the lease of the Company's Langley facility, and has a period of 90 days (from July 31, 1999) to determine if they will assume the Company's Glasglow facility lease. The Company has retained all other balance sheet assets and liabilities of the disposed business including accounts receivable, inventory not sold in the transaction, and excess fixed assets no longer required to operate the retained portion of the business. The Company also is responsible for personnel severance liabilities and sub-leasing excess facilities.

The unaudited pro forma condensed  consolidated  financial  statements have been prepared by the Company's management based upon the Company's financial statements. The unaudited pro forma condensed consolidated financial statements presented herein are shown for illustrative purposes only and are not necessarily indicative of the future financial position or results of operations of the Company, or of the financial position or results of operations of the Company that would have actually occurred had the transaction been in effect as of the date or for the periods presented. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the Company's audited financial statements as filed with the Securities and Exchange Commission in its Annual Report on Form 10-K for the year ended December 31, 1998, and the Company's unaudited financial statements included in its Quarterly Reports on Form 10-Q for the periods ended March 31, 1999 and June 30, 1999.

The unaudited pro forma condensed consolidated balance sheet as of June 30, 1999 gives effect to the transaction as though it had been consummated on that date. Pro forma adjustments reflected in the unaudited pro forma condensed consolidated balance sheet generally reflect the receipt of cash, the sale of specified inventory and fixed assets, and the write-off of residual goodwill, as well as incremental liabilities and asset net realizable value adjustments associated with the transaction. The pro forma adjustments do not impact total stockholders' equity, as the Company reduced the total carrying value of its United Kingdom assets held for disposal in the second quarter of 1999 to their estimated net realizable value. Because the Company did not sell the bulk of its operating assets and liabilities, the pro forma adjustments do not reflect the potential reduction in the levels of operating assets (i.e. accounts receivable) and liabilities (i.e. lines of credit, accounts payable and accrued liabilities) which is likely to occur as a result of the sale. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 1998, and the six-month interim period ended June 30, 1999 give effect to the transaction as though it had occurred at the beginning of the earliest period presented. Pro forma adjustments reflected in the unaudited pro forma condensed consolidated statements of operations generally reflect reductions in revenues and expenses attributable to the disposed business, as well as an adjustment to remove the impact of non-recurring charges, including the asset impairment charge which reduced the carrying value of the United Kingdom assets to estimated net realizable value, previously recorded by the Company.


                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               AS OF JUNE 30, 1999
                                   (UNAUDITED)
                                 (in thousands)

                                                          Elcom           Pro Forma
                                                       International     Adjustments
                                                           Inc.              (A)             Pro Forma
                                                       -------------     -------------      -------------
                       ASSETS
    CURRENT ASSETS
    Cash and cash equivalents                           $    27,503        $  18,262   (a)    $   45,765
    Accounts receivable, net                                133,838                              133,838
    Inventory                                                18,558           (7,626)  (b)        10,932
    Prepaids and other current assets                         3,165             (453)  (c)         2,712
                                                       -------------                        -------------
         Total current assets                               183,064                              193,247
                                                       -------------                        -------------

    Property, equipment and software, net                    12,892           (2,445)  (c)        10,447
    Goodwill                                                  3,047           (3,047)  (c)           -
    Other assets and deferred costs                             332             (162)  (c)           170
                                                       -------------                        -------------
                                                        $   199,335                           $  203,864
                                                       =============                        =============
                   LIABILITIES AND
                STOCKHOLDERS' EQUITY

    CURRENT LIABILITIES
    Lines of Credit                                          82,550                               82,550
    Accounts payable,
      accrued expenses and
      other current liabilities                              54,891            4,529  (d)         59,420
    Current portion of long-term debt and
      capital lease obligations                                 720                                  720
                                                       -------------                        -------------
         Total current liabilities                      $   138,161                           $  142,690
                                                       -------------                        -------------


    Non-current long-term debt and
      Capital lease obligations                                 311                                  311
                                                       -------------                        -------------

    Total Stockholders' Equity                               60,863                               60,863
                                                       -------------                        -------------
                                                        $   199,335                           $  203,864
                                                       =============                        =============



(A) The pro forma adjustments consist of:
    (a) Recognition of estimated cash proceeds of the sale transaction, including estimated cash related to the sale of specified inventory;
    (b) Recognition of specified inventory sold and estimated adjustments to net realizable value, related to the sale transaction;
    (c) Recognition of specified assets sold in the transaction and estimated adjustments to net realizable value of assets no longer required and/or no longer fully realizable as a consequence of the transaction; and
    (d) Recognition of estimated incremental liabilities associated with the transaction.

    The pro forma adjustments are translated at a rate of 1.577 U.S. dollars per British pound, the translation rate in effect as of June 30, 1999. The estimated amounts of the adjustments reflected above are subject to revision based upon actual results achieved. Management does not believe the impact of such potential revisions would be material to the balance sheet or statements of operations presented herein.


            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                                   (UNAUDITED)
                      (in thousands, except per share data)


                                                 Elcom                Pro Forma
                                             International,         Adjustments
                                                  Inc.                  (A)               Pro Forma
                                             ---------------     ----------------       ------------

     Net sales                                $     763,600        $   (232,961)  (a)     $  530,639
     Cost of sales                                  686,658            (206,943)  (a)        479,715
                                             ---------------     ----------------       -------------
            Gross profit                             76,942             (26,018)              50,924

     Expenses:
      Selling, general and administrative            80,285             (28,110)   (a)        52,175
      Research and development                        1,178                                    1,178
      Restructuring, impairment and
       other related charges                         12,892             (12,892)   (b)
                                             ---------------     ----------------       -------------
            Operating loss                          (17,413)             B                    (2,429)
     Interest expense                                (8,355)              2,090  (c)          (6,265)
     Interest income and other, net                     691                 225  (d)             916
                                             ---------------     ----------------       -------------

     Loss before income taxes                       (25,077)             B                    (7,778)

     Tax provision                                      484                (375) (e)             109
                                             ---------------     ----------------       -------------

     Net loss                                 $     (25,561)       $     B                 $  (7,887)
                                             ===============     ================       =============

     Pro forma net loss
        per share (basic and diluted)         $       (0.94)       $     B                 $   (0.29)
                                             ===============     ================       =============

     Pro forma weighted average
       shares outstanding (basic and
         diluted)                                    27,322             B                     27,322
                                             ===============     ================       =============



(A) The pro forma adjustments consist of:
    (a) Recognition of estimated reductions in net sales, cost of sales and selling, general and administrative expenses associated with the business disposed of;
    (b)  Adjustment to eliminate non-recurring charges;
    (c) Recognition of estimated reduction in interest expense associated with the business disposed of;
    (d) Recognition of estimated increase in interest income associated with the estimated net cash proceeds of the transaction; and
    (e) Recognition of the estimated net tax impact of the above adjustments.

    These pro forma adjustments assume the disposition was in effect for the entire period presented, and are translated at an average rate of 1.657 U.S. dollars per British pound, the average translation rate for calendar 1998.

(B) Not presented as the data is not meaningful.


                    PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                             FOR THE SIX MONTHS ENDED JUNE 30, 1999
                                           (UNAUDITED)
                              (in thousands, except per share data)


                                                 Elcom              Pro Forma
                                             International,        Adjustments
                                                 Inc.                  (A               Pro Forma
                                             --------------      ----------------     -------------

     Net sales                                $     324,900        $  (106,826)  (a)   $   218,074
     Cost of sales                                  291,532            (95,804)  (a)       195,728
                                             ---------------     ---------------     --------------
          Gross profit                               33,368            (11,022)             22,346

     Selling, general and administrative             32,066             (9,153)  (a)        22,913
     Research and development                           575                                    575
     Asset impairment charge                         22,552            (22,552)  (b)            -
                                             ---------------     ---------------     --------------
          Operating loss                           (21,825)            B                    (1,142)
     Interest expense                               (2,072)                639   (c)        (1,433)
     Interest income and other, net                    619                 113   (d)           732
                                             ---------------     ---------------     --------------
     Loss before income taxes                      (23,278)            B                    (1,843)

     Tax provision                                     911                (346)  (e)           565
                                             ---------------     ---------------     --------------

     Net loss                                 $    (24,189)        $   B               $    (2,408)
                                             ===============     ===============     ==============

     Pro forma net loss
       per share (basic and diluted)          $      (0.88)        $   B               $     (0.09)
                                             ===============     ===============     ==============

     Pro forma weighted average
       shares outstanding (basic and
          diluted)                                   27,561            B                    27,561
                                             ===============     ===============     ==============


(A) The pro forma adjustments consist of:
    (a) Recognition of estimated reductions in net sales, cost of sales and selling, general and administrative expenses associated with the business disposed of;
    (b)  Adjustment to eliminate non-recurring charges;
    (c) Recognition of estimated reduction in interest expense associated with the business disposed of;
    (d) Recognition of estimated increase in interest income associated with the estimated net cash proceeds of the transaction; and
    (e) Recognition of the estimated net tax impact of the above adjustments.

    These pro forma adjustments assume the disposition was in effect for the entire period presented, and are translated at an average rate of 1.621 U.S. dollars per British pound, the average translation rate for the first six months of 1999.

(B) Not presented as the data is not meaningful.